As filed with the Securities and Exchange Commission on June 15, 2001
                                                    Registration No. 333-40218
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                        Post Effective Amendment No. 1 to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                             PINNACLE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


           California                                            94-3003809
 (State or other jurisdiction of                               (IRS Employer
  incorporation or organization)                          Identification Number)


                             280 North Bernardo Ave.
                         Mountain View, California 94043
                                 (650) 526-1600
                   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ____________________

                               Arthur D. Chadwick
                   Vice President, Finance and Administration,
                             PINNACLE SYSTEMS, INC.
                            280 North Bernardo Avenue
                         Mountain View, California 94043
                                 (650) 526-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ____________________

                                   Copies to:
                             Chris F. Fennell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300


Approximate  date of  commencement  of proposed  sale to the public:  As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On June 27, 2000 Pinnacle Systems, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-40218), covering 161,861 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On August 30, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.

         The Registration Statement was filed to register shares of the Company's Common Stock issued to the former shareholders of Digital Editing Services, Inc., which the Company acquired on March 29, 2000. The selling stockholders did not resell any of the 161,861 shares registered under the Registration Statement.

         Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended (the "Securities Act") the Company respectfully requests that the Commission withdraw the Company's Registration Statement on Form S-3. The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and the selling stockholders, the Company's obligation to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired on March 29, 2001.

         Accordingly, the Company hereby de-registers the 161,861 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 14th day of June 2001.

                                        PINNACLE SYSTEMS, INC.

                                        By: /s/ MARK L. SANDERS
                                           --------------------------------
                                           Mark L. Sanders
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

         Signature                              Title                                  Date
/s/*MARK L. SANDERS            President, Chief Executive Officer and
-------------------------        Director (Principal Executive Officer)           June 14, 2001
    Mark L. Sanders

                                 Vice President, Finance and Administration and
/s/ ARTHUR D. CHADWICK           Chief Financial Officer (Principal Financial
-------------------------        and Accounting Officer)                          June 14, 2001
    Arthur D. Chadwick

/s/*AJAY CHOPRA                Chairman of the Board and Vice President,
-------------------------        Manager, Desktop Products                        June 14, 2001
    Ajay Chopra

/s/*JOHN LEWIS
-------------------------
    John Lewis                   Director                                         June 14, 2001

/s/*CHARLES J. VAUGHAN
-------------------------
    Charles J. Vaughan           Director                                         June 14, 2001

/s/*GLENN E. PENISTEN
-------------------------
    Glenn E. Penisten            Director                                         June 14, 2001

/s/*L. GREGORY BALLARD
-------------------------
    L. Gregory Ballard           Director                                         June 14, 2001

/s/*L. WILLIAM KRAUSE
-------------------------
    L. William Krause            Director                                         June 14, 2001



         *By:/s/ARTHUR D. CHADWICK
          --------------------------
         Arthur D. Chadwick
         Attorney-in Fact